EXHIBIT 10.2

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement (the “Amendment”) is entered into as of June 8, 2004, by and between Perficient, Inc. (“Perficient”) and Perficient Canada, Corp. (Canada, and collectively with Perficient, the “Borrower”) and Silicon Valley Bank (“Bank”).  Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement (defined below).

1.                                       DESCRIPTION OF EXISTING OBLIGATIONS:  Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated December 5, 2003, as may be amended from time to time, (the “Loan Agreement”). The Loan Agreement provides for, among other things, a revolving line of credit in the original principal amount of Six Million Dollars ($6,000,000)(the “Revolving Line”).

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”

2.                                       DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the Loan Agreement, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”.  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                       DESCRIPTION OF CHANGE IN TERMS.  Effective as of the date of this Amendment, the Loan Agreement is hereby amended as follows:

A.                                   The term “Borrower” as used in the Loan Agreement is hereby amended to include Perficient Genisys, Inc. (f/k/a Genisys Consulting, Inc.) (“Genisys”).

B.                                     The following provision is hereby incorporated into the Loan Agreement as Section 2.1.3:

2.1.3                     Acquisition Term Loan Facility.

(a)                                  Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Term Loan applicable Commitment Termination Date, advances (each a “Term Loan Advance” and collectively the “Term Loan Advances”) in an aggregate amount not to exceed the Committed Term Loan Line.  When repaid, the Term Loan Advances may not be re-borrowed.  The proceeds of the Term Loan Advances will be used solely to fund Permitted Acquisitions.  Notwithstanding the foregoing, Bank shall make the initial Equipment Advance to Borrower to reimburse Borrower for its purchase of Eligible Equipment up to 120 days prior to the Effective Date.  Each Term Loan Advance shall be considered a promissory note evidencing the amounts due hereunder for all purposes.  Bank’s obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Term Loan applicable Commitment Termination Date.

(b)                                 To obtain a Term Loan Advance, Borrower will deliver to Bank (i) a completed supplement in substantially the form attached as Exhibit F (“Loan Supplement”) signed by a Responsible Officer or his or her designee, (ii) a certificate signed by a Responsible Officer or his or her designee affirming that following such requested Term Loan Advance and following such Permitted Acquisition, based on pro-forma projections reviewed by a Responsible Officer, Borrower will remain in compliance with all representations, warranties, covenants and agreements contained in this Agreement, and (iii) such additional information as Bank may request at least five (5)

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Business Days before the proposed funding date (the “Funding Date”).  On each Funding Date, Bank will specify in the Loan Supplement for each Term Loan Advance, the Basic Rate and the Payment Dates.  If Borrower satisfies the conditions of each Term Loan Advance specified herein, Bank will disburse such Term Loan Advance by internal transfer to Borrower’s deposit account with Bank on the Funding Date.  Term Loan Advances for any Permitted Acquisition may not exceed in the aggregate thirty percent (30%) of the Total Acquisition Cost for such Permitted Acquisition.

(c)                                  Bank’s obligation to lend the undisbursed portion of the Committed Term Loan Line will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

C.                                     The following provision is hereby incorporated into the Loan Agreement as Section 2.3.3:

2.3.3                     Term Loan Payments.

(a)                                  Principal and Interest Payments On Payment Dates.   Borrower will repay the Term Loan Advances on the terms provided herein and in the Loan Supplement.  Borrower will make payments monthly of principal in advance and/or accrued interest, as set forth herein and in the Loan Supplement, for each Term Loan Advance (collectively, “Scheduled Payments”), commencing on the calendar date thirty (30) days following the Funding Date with respect to such Term Loan Advance and continuing thereafter during the applicable Repayment Period on the same calendar date of each calendar month (each a “Payment Date”).  Borrower shall make payments of accrued but unpaid interest only on the first, second and third Payment Dates for each Term Loan Advance.  Beginning on the fourth Payment Date for each Term Loan Advance and continuing thereafter during the applicable Repayment Period, Borrower will pay thirty-six (36) equal installments of principal, plus all accrued but unpaid interest for such Term Loan Advance (collectively with the interest-only payments required in the preceding sentence, each a “Term Loan Payment”).  Borrower’s final Term Loan Payment for each Term Loan Advance shall be due and payable on the Maturity Date for such Term Loan Advance and shall include all outstanding principal and all accrued but unpaid interest for such Term Loan Advance.  Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day.   A Term Loan Advance may only be prepaid in accordance with Sections 2.3.3(c) and 2.3.3(d).

(b)                                 Interest Rate.  Borrower will pay interest on the Payment Dates (as described above) at the per annum rate of interest equal to the Basic Rate determined by Bank as of the Funding Date for each Term Loan Advance in accordance with the definition of the Basic Rate.   Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the Default Interest Rate, as defined in Section 2.3.1(c).

(c)                                  Mandatory Prepayment Upon an Acceleration.  If the Term Loan Advances are accelerated following the occurrence of an Event of Default or otherwise, then Borrower will immediately pay to Bank (i) all outstanding principal and all accrued but unpaid interest, including interest accruing at the Default Interest Rate, with respect to each Term Loan Advance to the date of such prepayment, and (ii) all other sums, if any, that shall have become due and payable with respect to this Agreement.

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(d)                                 Permitted Prepayment of Loans.  Borrower shall have the option to prepay all, but not less than all, of any Term Loan Advance advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay such Term Loan Advance at least fifteen (15) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all outstanding principal and all accrued but unpaid interest with respect to such Term Loan Advance; and (B) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

D.                                    The following provision is hereby incorporated into the Loan Agreement as Section 2.4(d):

(d)                                 Term Loan Facility Fee.  A fully earned, non-refundable facility fee for the Committed Term Loan Line in the amount of $10,000 (the “Term Loan Fee”).  Borrower shall pay Bank $5,000 of the Term Loan Fee on the date this Agreement is amended and modified to include the Committed Term Loan Line.  Borrower shall pay Bank the remaining $5,000 of the Term Loan Fee on the Funding Date for the first advance under the Committed Term Loan Line.

E.                                      The following provision is hereby incorporated into the Loan Agreement as Section 6.7(c):

(c)                                  Debt Service Coverage.  At any time Borrower has any outstanding obligation under the Committed Term Loan Line, a ratio of earnings after tax plus interest, depreciation and amortization for the specified period on an annualized basis to current maturities of long term debt and capitalized leases, plus interest expense annualized of at least 1.50 to 1.00.  The debt service coverage ratio shall be computed on a trailing three month basis.  The Debt Service Coverage ratio shall exclude any maturities on the Revolving Line

F.                                      The following provisions are hereby incorporated into the end of Section 6 as Sections 6.10, 6.11 and 6.12:

6.10.                     IBM Services Agreement.  Borrower will immediately notify Bank regarding any material change in the status or terms of that certain Agreement dated August 17, 2000, and as amended on August 28, 2003 by and between Borrower and IBM.

6.11                        Permitted Acquisitions.  Immediately following any Permitted Acquisition, but in no event later than fifteen (15) days following such Permitted Acquisition, Borrower shall deliver to Bank

(a)                                  the original stock certificates or ownership certificates for all of the capital stock purchased by Borrower in such Permitted Acquisition, and an executed, but blank and undated, stock power certificate in the form attached hereto as Exhibit G for each certificate of capital stock; and

(b)                                 a joinder agreement in the form attached hereto as Exhibit H, whereby the newly acquired Person shall agree to become a Borrower under this Agreement and the Loan Documents, and shall grant to Bank a continuing security interest in the Collateral.

6.12                        Permitted Acquisitions Financial Covenant.  As soon as available, but no later than thirty (30) days after the last day of the month during which the Acquisition Covenant Date occurs, Borrower shall deliver to Bank evidence satisfactory to Bank that the Person acquired in such Permitted Acquisition shall have a minimum Net Income as of the Acquisition Covenant Date of no less than one dollar ($1.00), after giving effect to Pro Forma Adjustments.

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G.                                     The following definitions are hereby incorporated into Section 13.1 of the Loan Agreement:

“Acquisition Covenant Date” means the date ninety (90) days after any Permitted Acquisition Date.

“Basic Rate” is, as of the Funding Date, the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the U.S. Treasury note yield to maturity for a four-year term as quoted in The Wall Street Journal on the day the Loan Supplement is prepared, plus (b) three and one-half percent (3.5%).

“Committed Term Loan Line” is a Credit Extension of up to $4,000,000.

“Funding Date” is any date on which an Term Loan Advance is made to or on account of Borrower.

“Maturity Date” is, with respect to each Term Loan Advance, the last day of the Repayment Period for such Term Loan Advance, or if earlier, the date of acceleration of such Term Loan Advance by Bank following an Event of Default.

“Net Income” means for any period, such Person’s after-tax net income for such period on a consolidated basis, as determined in accordance with GAAP.

“Permitted Acquisition” means an acquisition of all or substantially all of the capital stock or property of another Person, as permitted by Section 7.3 of this Agreement.

“Permitted Acquisition Date” means the date of any Permitted Acquisition for which a Term Loan Advance is made

“Pro Forma Adjustments” means upward adjustments to Net Income made to reflect (a) an amount equal to the actual cost savings, retroactively applied to the Permitted Acquisition Date, of any operating expense that has been permanently eliminated prior to the Acquisition Covenant Date, and (b) other demonstrable adjustments, each as submitted in writing to, and approved by, Bank, in Bank’s sole discretion.

“Repayment Period” as to each Term Loan Advance, thirty-nine (39) months.

“Term Loan Advance” has the meaning set forth in Section 2.1.3(a).

“Term Loan Commitment Termination Date” is June 8, 2005

“Term Loan Fee” has the meaning set forth Section 2.4(d)

“Total Acquisition Cost” means the total cost of any Permitted Acquisition, including all direct and indirect costs associated with such Permitted Acquisition.

H.                                    The definition of the term “Credit Extension” in Section 13.1 of the Loan Agreement is hereby deleted and restated as follows:

“Credit Extension” is each Advance, Letter of Credit, Term Loan Advance or any other extension of credit by Bank for Borrower’s benefit.

I.                                         The Compliance Certificate attached to the Loan Agreement as Exhibit D is hereby deleted and replaced with the Compliance Certificate attached hereto as Exhibit A.

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J.                                        The Loan Supplement attached hereto as Exhibit B is hereby incorporated into the Loan Agreement as Exhibit F to the Loan Agreement.

K.                                    The form of Stock Power Certificate attached hereto as Exhibit C is hereby incorporated into the Loan Agreement as Exhibit G to the Loan Agreement.

L.                                      The form of Joinder Agreement attached hereto as Exhibit D is hereby incorporated into the Loan Agreement as Exhibit H.

4.                                       CONDITIONS TO CLOSING.  As conditions precedent to the effectiveness of this Amendment, Borrower shall have:

A.                                   Executed and delivered to Lender this Amendment;

B.                                     Executed, and shall have had executed by Genisys, and delivered to Bank that certain Joinder Agreement dated of even date herewith by and among Bank, Borrower and Genisys, and all other resolutions, certificates, and documents required therein;

C.                                     Delivered to Bank stock certificates for all of the capital stock of Canada and Genisys and a fully-executed stock power certificate in the form attached hereto as Exhibit C for each certificate.

D.                                    Paid to Bank $5,000, which such amount shall be one-half of the Term Loan Fee; and

E.                                      Delivered to Bank all resolutions, certificates or documents as Bank may request relating to the existence of Borrower, the corporate authority for the execution and delivery of this Amendment, and all other documents, instruments and agreements and any other matters relevant hereto or thereto.

5.                                       CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6.                                       NO DEFENSES OF BORROWER.  Borrower agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

7.                                       PAYMENT OF EXPENSES.  Borrower shall pay Bank all out-of-pocket expenses for preparing and negotiating this Agreement not to exceed $5,000.

8.                                       CHOICE OF LAW; VENUE.  Texas law governs this Amendment and the Loan Documents, without regard to principles of conflicts of law, as if performed entirely within the State of Texas by Texas residents.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Travis County, Texas.

9.                                       CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Amendment shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Agreement.  The terms of this paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

THIS AMENDMENT AND THE EXISTING LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

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CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

PERFICIENT, INC.	SILICON VALLEY BANK

By:	By:
Name:	Name:
Its:	Its:

PERFICIENT CANADA, CORP.

By:
Name:
Its:

EXHIBIT A

COMPLIANCE CERTIFICATE

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EXHIBIT B – Loan Supplement

EXHIBIT F

FORM OF LOAN AGREEMENT SUPPLEMENT

1

EXHIBIT C – Form of Stock Power Certificate

IRREVOCABLE STOCK POWER

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EXHIBIT D – Form of Joinder Agreement

PRO FORMA INVOICE - LOAN MODIFICATION AGREEMENT

EXHIBIT A

FORM OF LANDLORD’S CONSENT

EXHIBIT B

INTELLECTUAL PROPERTY SECURITY AGREEMENT

EXHIBIT A
to Intellectual Property Security Agreement

Copyrights

EXHIBIT B
to Intellectual Property Security Agreement

Patents

EXHIBIT C
to Intellectual Property Security Agreement

Trademarks

EXHIBIT D
to Intellectual Property Security Agreement

Mask Works

EXHIBIT C

CORPORATE BORROWING RESOLUTION